EXHIBIT 10(I)

SUMMARY OF DIRECTOR AND EXECUTIVE OFFICER NON-PLAN COMPENSATION

Non-Employee Directors

The current fees paid to non-employee directors are as follows:

Non-employee directors are each paid a retainer of $60,000, 50% in cash and 50% in the form of restricted stock. The Chairman of the Board of Directors receives an additional $20,000 per year, and the Chairmen of the principal committees receive the following additional amounts for their duties as such; Audit, $10,000, Compensation, $5,000, Nominating and Governance, $5,000. Members of the Audit Committee each receive an additional $2,000 for their duties as such, and the members of the Compensation and Nominating and Governance Committees each receive $1,500.

Executive Officers

The current annual salaries of the executive officers are as follows:

Matthew Boyle, President and Chief Executive Officer
-- British Pounds 213,700

Paul N. Farquhar, Vice President, Treasurer and Chief Financial Officer
-- British Pounds 131,200

Annual cash bonuses and any equity awards will be determined at the end of the year.

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Further information about compensation of directors and executive officers is found in the Company’s proxy statements on file with the Commission, as well as in periodic Form 8-K filings by the Company.